Exhibit 10.2

                                     [LOGO]
                                     iBEAM
                                  BROADCASTING

                           Overflow Service Agreement

      THIS OVERFLOW SERVICE AGREEMENT (this "Agreement") is made and entered into as of June , 2001 (the "Effective Date") by and between iBEAM BROADCASTING CORPORATION, a Delaware corporation with its principal offices in Sunnyvale, California ("iBEAM") and WILLIAMS COMMUNICATIONS, LLC, a Delaware corporation with its principal offices at One Williams Center, Suite 2700, Tulsa Oklahoma 74172 ("Williams").

      WHEREAS, Williams desires to purchase from iBEAM, and iBEAM hereby agrees to provide to Williams the Services on the iBEAM Network, each in accordance with the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

A.    Service Agreements.

      iBEAM and Williams may hereinafter enter into one or more mutually agreed upon written agreements (each a "Service Agreement") pursuant to which iBEAM shall provide to Williams the following streaming media services (the "Services) over iBEAM's proprietary network of servers, satellite, and terrestrial connectivity (the "iBEAM Network"):

      1.    Media On-Demand (as defined in the Media On-Demand Service
            Agreement);

      2. Live Event Streaming Service (as defined in the Live Event Streaming Service Agreement);

      3. 24x7 Live Streaming Service (as defined in the 24x7 Live Streaming Service Agreement); and

      4. Spontaneous Live Streaming Service (as defined in the Spontaneous Live Streaming Service Agreement).

B.    Pricing.

      Williams hereby agrees to the price schedule set forth in Exhibit A. iBEAM and Williams agree to incorporate the pricing terms set forth in Exhibit A into iBEAM's then current Service Agreements for a period until December 31, 2001. To any extent any conflict shall exist between a provision contained in a Service Agreement and a provision contained in Exhibit A, the provision in Exhibit A shall control. Thereafter, iBEAM and Williams shall negotiate in good faith the pricing terms for incorporation into subsequent Service Agreements, with the limitation that such newly negotiated pricing terms shall not exceed the pricing terms set forth in Exhibit A.

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C.    Term.

      The term of this Agreement (the "Term") shall be coterminous with the Master Alliance Agreement between iBEAM Broadcasting Corporation and Williams Communications, LLC dated.

D.    Miscellaneous.

      1. If any provision of this Agreement is held by a court or arbitrator of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be invalidated, void, or voidable as a result thereof.

      2. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof.

      3. No modification of this Agreement shall be valid unless in a writing signed by each party.

      4. The waiver of any breach or failure of a term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other breach or failure of a term or condition of this Agreement.

      5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to procedural rules or legal principles regarding conflicts of laws.

      6. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      7. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

      8. This Agreement shall not be assigned by a party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party hereto shall have the right to assign this Agreement to any entity that such party controls, is controlled by, or is under common control with, or to a successor by merger of such party or to a successor to all or substantially all of such party's assets.

E.    Additional Terms and Conditions.

      The additional terms and conditions set forth in Exhibit A attached hereto are hereby incorporated herein by reference.


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

      IN WITNESS WHEREOF, iBEAM and Williams have caused this Agreement to be executed by their respective duly authorized representatives.

iBEAM Broadcasting Corporation

By:    /s/ Peter Desnoes
       -----------------
Name:  Peter Desnoes
       -------------
Title: CEO
       ---


Williams Communications, LLC

By:    /s/ John Bumgarner
       ------------------
Name:  -------------------------
Title: -------------------------


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

                                   Exhibit A
                         to Overflow Service Agreement

      Pursuant to the terms of the Agreement, Williams shall pay to iBEAM fees for the Services specified in each Service Agreement as follows:

A. Media On-Demand; Live Event Streaming Service, 24x7 Live Streaming Service, and Spontaneous Live Streaming Service.

      1.    Transport Fee.

            Williams agrees to pay to iBEAM a transport fee (the "Transport Fee") for Content distributed over the iBEAM Network, in accordance with the following (select one):

            Transport Volume              MBT (megabytes transferred)
            During Relevant Month         Price
            ------------------------------------------------------------

            < 40,000 MBT                  $0.0042
            > 40,000 MBT                  $0.0038
            > 50,000 MBT                  $0.0030

      For purposes of the Transport Fee, the volume of Content transported is measured at the point that Content leaves the iBEAM Network.

      2.    Storage Fee.

            Williams hereby agrees to pay to iBEAM a storage fee (the "Storage Fee") for Content stored by iBEAM within the iBEAM Network, in accordance with the following:

            $30.00 per gigabyte (GB) stored per month

      For purposes of the calculating the Storage Fee for any particular month, the volume of Content stored is measured at the highest volume of Content stored at any time during such month. The Storage Fee is not applied to copies of Content created by iBEAM for storage on multiple servers within the iBEAM Network. Each month during the Term of each Service Agreement, Williams shall pay the Storage Fee as calculated by the number of GBs for such month x the applicable GB price.

      3.    Acquisition Fee.

            Williams hereby agrees to pay to iBEAM an acquisition fee (the "Acquisition Fee") pertaining to the acquisition of the Content by iBEAM from Williams, in accordance with the following:

                  Method of Acquisition              Acquisition Fee
                  --------------------------------------------------
                  Internet Acquisition:              No Charge
                  T1 Based Acquisition:              iBEAM's cost plus 10%


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

      4.    Set-up Fee.

            With regard to the Live Event Streaming Service and the 24x7 Live Streaming Service, Williams shall pay a set-up fee of $1,000.00 for each open URL.


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